                                                                       EXHIBIT 7
Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on June 30, 2001, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                                  Thousands of dollars
Cash and balances due from
     depository institutions:
Noninterest-bearing balances
     and currency and coin.................. $  9,584,000
Interest-bearing balances...................   17,387,000
Held-to-maturity securities.................            0
Available-for-sale securities...............   38,680,000
Federal funds sold and
     securities purchased under
     agreements to resell...................   14,143,000
Loans and leases held for sale..............   10,171,000
Loans and lease financing
     receivables:
     Loans and Leases, net of
     unearned income........... 238,620,000
LESS: Allowance for loan and
     lease losses..............   4,532,000
                               ------------
Loans and leases, net of unearned
     income, allowance, and reserve.........  234,088,000
Trading assets..............................   35,100,000
Premises and fixed assets
     (including capitalized leases).........    3,911,000
Other real estate owned.....................      261,000
Investments in unconsolidated
     subsidiaries and associated
     companies..............................      862,000
Customers' liability to this bank
     on acceptances outstanding.............    1,160,000
Intangible assets: Goodwill.................    2,433,000
Intangible assets: Other intangible
     assets.................................    3,610,000
Other assets................................   20,791,000
                                             ------------
TOTAL ASSETS................................ $392,181,000
                                             ============

LIABILITIES
Deposits: In domestic offices............... $ 73,813,000
Noninterest- bearing........................   14,495,000
Interest- bearing...........................   59,318,000
In foreign offices, Edge and
     Agreement subsidiaries,
     and IBFs...............................  208,338,000
Noninterest- bearing........................   14,372,000

Interest- bearing...........................  193,966,000
Federal funds purchased and securities
     sold under agreements
     to repurchase..........................   11,307,000
Demand notes issued to the
     U.S. Treasury..........................            0
Trading liabilities.........................   20,654,000
Other borrowed money (includes
     mortgage indebtedness and
     obligations under capitalized
     leases): ss............................   21,841,000
Bank's liability on acceptances
     executed and outstanding...............    1,160,000
Subordinated notes and debentures...........    8,675,000
Other liabilities...........................   18,198,000
                                             ------------
TOTAL LIABILITIES........................... $363,986,000
                                             ------------

EQUITY CAPITAL
Perpetual preferred stock and
     related surplus........................            0
Common stock................................      751,000
Surplus.....................................   11,584,000
Undivided profits and capital
     reserves...............................   16,506,000
Accumulated net gains (losses)
     on cash flow hedges....................     -857,000
Other equity capital components.............            0
                                             ------------
TOTAL EQUITY CAPITAL........................ $ 27,984,000
                                             ------------
TOTAL LIABILITIES AND EQUITY
     CAPITAL................................ $392,181,000
                                             ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
ROGER W. TRUPIN CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
ALAN S. MACDONALD
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS